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                                                                   Exhibit 10.33


                                 AMENDMENT NO. 1

               eFUNDS CORPORATION DEFERRED COMPENSATION PLAN TRUST

Pursuant to Article VII of the eFunds Corporation Deferred Compensation Plan Trust (the "Trust Agreement"), effective April 1, 2001, eFunds Corporation, a Delaware corporation (the "Company") hereby amends the Trust Agreement as follows:

1.       Section 1.5 is amended in its entirety to read in full as follows:

         "Beneficial Owner" shall have the meaning defined in Rule 13d-3 promulgated under the Exchange Act.

         A "Change of Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                  (i) any Person or group (as defined in Rule 13d-5 promulgated under the Exchange Act) of Persons is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding, at the time of their original acquisition, from the securities acquired directly or beneficially by any such Person or group of Persons any securities acquired directly from the Company or in connection with a transaction described in clause (A) of paragraph
         (iii) below;

                  (ii) the individuals who at the date of this Amendment constitute the Board of Directors of the Company (the "Board") and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the date of this Agreement or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

                  (iii) there is consummated a merger, consolidation or similar transaction (each, a "Transaction") involving the Company or any Affiliate of the Company with any other Person, other than (A) a Transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into

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         voting securities of the surviving Person or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving Person or any parent thereof outstanding immediately after such Transaction or (B) a Transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

                  (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the assets of the Company and its Affiliates, other than a sale or disposition of all or substantially all of the assets of the Company and its Affiliates to a Person, at least 65% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition.

         "Control" shall mean the right, either directly or indirectly, to elect a majority of the members of the board of directors (or similar governing body) of a Person without the consent or acquiescence of any third party.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Person" shall mean any natural person, corporation, limited liability company, association, partnership (whether general or limited), joint venture, sole proprietorship, governmental agency, unit, subdivision or municipality, trust, estate, association, custodian or any other individual or entity, except that such term shall not include (i) the Company or any of its Subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iii) an underwriter temporarily holding securities of the Company as part of a public offering of such securities.

2.       Section 2.4 is hereby added as follows:

         2.4 Full Funding Level. The "Full Funding Level" shall mean an amount equal to one hundred and twenty-five percent (125%) of the vested accrued benefits due to the Participants under the Plan, as the same are reasonably determined by the Company.

3.       Section 2.5 is hereby added as follows:

         Mandatory Contributions. The Company shall, no later than ten (10) days after the occurrence of any Change of Control, contribute to the Trust an amount in cash sufficient to cause the Trust assets to equal the Full Funding Level as of the date of

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         such Change.

         During the three (3) calendar years following the year in which any Change of Control occurs, the Company shall annually evaluate the accrued benefits due under the Plan as of each December 31st and shall make a cash contribution to the Trust assets no later than the following April 1st sufficient to cause the Trust assets to equal the Full Funding Level. Upon the completion of the third full calendar year following any Change of Control, maintenance of the Full Funding Level shall no longer be required.

4.       Section 2.6 is hereby added as follows:

         Excess Assets. At any time after the earlier to occur of (i) the payment all benefits owed to Participants under the Plan and (ii) the completion of the third full calendar year following the year in which a Change of Control occurs, upon the written request of the Company, the Trustee shall repay to the Company any "Excess Assets" in the Trust. "Excess Assets" means any amount by which the sum of the cash surrender value of Policies held in the Trust and the fair market value of all other assets in the Trust, as determined by the Trustee, exceeds the Full Funding Level.

eFUNDS CORPORATION

By:  /s/ Colleen Adstedt
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     Its:  SVP, HR and Administration
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     Date: March 18, 2002
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WELLS FARGO BANK, N.A.

By:  Laura Cox
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     Its:  Vice President
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     Date: March 22, 2002
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